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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
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                                 SEQUENOM, INC.
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Filed by Sequenom, Inc. pursuant to Rule 14a-12 under the Securities Exchange
Act of 1934, as amended.

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For Immediate Release

Contact:  Abigail Devine, APR                Media:  Renee Connolly
          Investor Relations                         Noonan/Russo Communications
          SEQUENOM, Inc.                             (212) 696-4455, ext. 227
          (858) 202-9032                             renee@noonanrusso.com
          adevine@SEQUENOM.com


        SEQUENOM PROVIDES STRATEGIC AND FINANCIAL GUIDANCE RELATED TO
        -------------------------------------------------------------
                         MERGER WITH GEMINI GENOMICS
                         ---------------------------

   Combined Company to Initiate Biotherapeutics Business Maximizing Value of
                            Disease Gene Discoveries


San Diego, June x, 2001 - SEQUENOM(TM), Inc. (Nasdaq: SQNM) today provided business strategy and financial guidance related to its proposed merger with Gemini Genomics, announced May 29, 2001. The combined company, which will operate under the name SEQUENOM and its existing ticker symbol SQNM, represents what the companies believe to be the industry's largest disease gene identification initiative. Maximizing the value of its MassARRAY(TM) business and disease gene discoveries, SEQUENOM will operate SEQUENOM Genomics and SEQUENOM Biotherapeutics.

Company Structure
-----------------
SEQUENOM Genomics will focus on MassARRAY systems and consumables sales, MassARRAY-based services provided to the Company's collaborators and disease gene association licensing and validation programs. Based on the performance of MassARRAY technology and a proprietary population genetics approach, SEQUENOM identifies genes that affect the health of large portions of the human population. SEQUENOM Genomics is executing a program to identify approximately 400 genes with significant impact on human health. The merger with Gemini will substantially accelerate the Company's ability to characterize the association of candidate disease genes to major common diseases.

SEQUENOM Biotherapeutics will apply technologies to transition human disease genes into drugs and diagnostics, leveraging the value of candidate disease genes identified by SEQUENOM Genomics. SEQUENOM Biotherapeutics will accelerate and expand Gemini's existing target discovery activities, including functional genomic and computational biology approaches. Additional investments will be made for resources in areas such as target and lead validation, drug development and clinical validation. Partnering opportunities may exist at any point along this process, with a focus on licensing later stage, higher value discoveries.

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SEQUENOM Biotherapeutics will also seek strategic partners to leverage additional value from Gemini's extensive clinical resources.

Financial Projections
---------------------
Financial benefits from internal development of diagnostic and therapeutic products are expected after the fiscal year ending December 31, 2002, but are difficult to predict at this stage. However, SEQUENOM expects enhanced near-term opportunities in commercializing validated human disease-related genes and diagnostics and securing additional collaborations with biotechnology and pharmaceutical companies.

Revenue expectations for 2001, before deduction of the cost of goods sold, remain at $30 million, as previously stated by SEQUENOM during its first quarter financial results webcast. This includes approximately $20 million in MassARRAY systems and consumables sales and $10 million in genomics services provided to the Company's collaborators. Revenues for 2002, before deduction of the cost of goods sold, are expected to be approximately $60 million. This includes $45 million in MassARRAY products and services and $15 million in gene license and biotherapeutic service revenues.

Research and development expenses are currently expected to be approximately $30 million for 2001 and approximately $45 million for 2002. SEQUENOM and Gemini have a current combined headcount of approximately 345 employees. The combined company expects to end the fiscal year 2001 with approximately 300 employees. Employee headcount is expected to increase to approximately 400 people by the end of fiscal year 2002.

SEQUENOM and Gemini ended March 31, 2001 with a combined cash position of approximately $208 million. Net cash used for operating activities is expected to be approximately $36 million for the remainder of 2001. SEQUENOM also anticipates merger integration expenses of approximately $22 million. These expenses include transaction, restructuring and associated tax liability costs. SEQUENOM estimates that the consolidated cash position will be approximately $150 million at the end of fiscal year 2001. The Company expects cash use of approximately $50 million for 2002. The newly formed SEQUENOM Biotheraputics business is expected to utilize approximately $15 million or 30% of the 2002 cash burn. Break even is not likely to occur for the next several years.

"We are executing on a business model that capitalizes on the immediate value of genes associated with major diseases and their downstream value through diagnostic and therapeutic product development," said Toni Schuh, Ph.D., SEQUENOM's President and Chief Executive Officer.

"By mid 2002 we intend to expand the leading market position of the MassARRAY product line for large-scale genotyping and screen all human genes with regard to their overall population impact. We also expect to identify a subset of 400 high value candidate disease genes. To date, as a combined company, we hold a portfolio of more than 115 such candidate disease genes. We use a filtering strategy, our population genetics approach, to identify the disease genes that

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indicate an impact on large portions of the total human population. Also important to this strategy is that we determine the impact of a gene on human health upfront. The result is a subset of high value disease genes on which to focus drug development efforts. We believe this quality, rather than quantity approach to drug target discovery will result in leads with significant market potential."

About SEQUENOM
--------------
SEQUENOM is a leader in the worldwide effort to identify genes and genetic variations with significant impact on human health. Using its innovative technologies, information and scientific strategy, the Company is translating data generated from the Human Genome Project into medically important applications. Breaking through the limitations of traditional genomic research, SEQUENOM's MassARRAY product line, SNP assay portfolio and disease gene discovery program are generating results that position SEQUENOM and its partners to lead the race in developing genetics-based diagnostic and therapeutic products.

About Gemini Genomics
---------------------
Gemini Genomics is a clinical genomics company focused on the discovery and commercialization of novel gene-based drug discovery targets. Because it is clear that a comprehensive understanding of disease depends on the integration of genetics, proteomics, environmental factors, and clinical and medical information from human volunteers, Gemini Genomics' approach has been to collect and analyze that information from a wide range of human population groups, including twins, disease-affected families, isolated (founder) populations and drug trial subjects. By investing in leading edge bioinformatics, molecular and computational biology and other technologies, Gemini Genomics has been able to effectively apply these resources to the acceleration of disease gene identification, target discovery and drug development.

                                     # # #

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the combined company's disease gene identification initiatives, the acceleration of SEQUENOM'S ability to characterize the association of candidate disease genes to major common diseases, the structure of the combined company's organization, SEQUENOM'S ability to transition human disease genes into drugs and diagnostics, the acceleration and expansion of Gemini Genomics PLC's existing target discovery activities, the availability of additional collaborations with pharmaceutical companies and partnering and licensing opportunities, the financial effect of the merger on SEQUENOM and its profits and losses, the financial benefits resulting from the internal development of diagnostic and therapeutic products, the enhancement of near-term opportunities to commercialize validated human disease-related genes and diagnostics, SEQUENOM'S projected research and development and selling and administrative expenses, SEQUENOM's projected revenues, SEQUENOM's employee headcount projections, expectations of SEQUENOM'S consolidated cash position, net cash used for operating activities and cash utilization, estimated merger integration expenses, the number of high value candidate disease genes which the combined company may identify, and the benefits that will result from the merger of Gemini Genomics and SEQUENOM are forward-looking statements within the meaning of the "safe harbor" provisions

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of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in making financial and other projections, undertaking and completing a business combination and successfully integrating the combining companies, the risks and uncertainties inherent in drug discovery, development and commercialization efforts, the risks and uncertainties associated with Gemini Genomics and SEQUENOM's various collaborations with pharmaceutical companies and medical research institutions, the risks and uncertainties associated with Gemini Genomics and SEQUENOM's technologies and approaches to drug discovery, development and commercialization and those of their collaborative partners and competitors, the risks and uncertainties associated with intellectual property, including patents and trade secrets, and other risks detailed from time to time in Gemini Genomics and SEQUENOM's SEC reports, including SEQUENOM's Annual Report on Form 10-K for the year ended December 31, 2000 and most recent Quarterly Report on Form 10-Q and Gemini Genomics' Annual Report on Form 20-F for the year ended March 31, 2001. These forward-looking statements speak only as of the date hereof. Gemini Genomics and SEQUENOM disclaim any intent or obligation to update these forward-looking statements.

Furthermore, investors and security holders of SEQUENOM are urged to read the Proxy Statement regarding the proposed merger when it becomes available. It will contain important information about the transaction. Investors and securities holders may obtain a free copy of the Proxy Statement when it is available and other documents filed with the Securities and Exchange Commission at the web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from SEQUENOM.

SEQUENOM and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of SEQUENOM with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in SEQUENOM's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is also available free of charge at the SEC web site, www.sec.gov, and from SEQUENOM.

                                      ###

WHERE YOU CAN FIND FOR MORE INFORMATION:

Investors and security holders of Sequenom, Inc. are urged to read the Proxy Statement regarding the proposed merger between Sequenom and Gemini Genomics PLC when it becomes available because it will contain important information about the transaction. The Proxy Statement will be filed with the Securities and Exchange Commission by Sequenom, Inc. Investors and securities holders may obtain a free copy of the Proxy Statement (when it is available) and other documents filed with the Commission at the Commission's web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Sequenom, Inc., 3595 John Hopkins Court, San Diego,
CA 92121, (858) 202-9000.

Sequenom, Inc. and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Sequenom, Inc. with respect to the transactions

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contemplated by the transaction agreement. Information regarding such officers and directors is included in Sequenom, Inc.'s Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is available free of charge at the Securities and Exchange Commission web site at http://www.sec.gov. and from Sequenom, Inc.

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